UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): June 1, 1998



                          LASALLE HOTEL PROPERTIES
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)



      Maryland                      1-14045                   36-4219376
------------------------      --------------------           ---------------
(State or other juris-        (Commission File               (IRS Employer
diction of incorporation      Number)                        Identification
or organization)                                             No.)



220 East 42nd Street, New York, New York                       10017
----------------------------------------                     ----------
(Address of principal executive office)                      (Zip Code)




       Registrant's telephone number, including area code 212/661-6161




                               Not Applicable
        -------------------------------------------------------------
        (Former name or former address, if changed since last report)





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This Form 8-K is being filed to report the acquisition of the San Diego
Princess Resort.


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On June 1, 1998, LaSalle Hotel Properties (the "Company") acquired an interest in the San Diego Princess Resort (the "Property") through an indirect, majority owned subsidiary, LHO Mission Bay Hotel, L.P. (the "Purchaser"). The Purchaser is a limited partnership organized under the laws of the state of California, of which LaSalle Hotel Operating Partnership, L.P. (the "Operating Partnership") holds an approximate 95.1% general partnership interest and WestGroup San Diego Associates, Ltd. ("WestGroup") holds an approximate 4.9% limited partnership interest. The Property was acquired from VVH Resorts, Ltd. for an aggregate purchase price of $73 million (the "Purchase Price") pursuant to a Purchase and Sale Agreement with Joint Escrow Instructions. The Property was renamed the San Diego Paradise Point Resort and the Company expects to invest up to $8 million in capital improvements over the next two years to renovate and reposition the Property.

     On April 30, 1998, the Board of Trustees of the Company, including all of the Independent Trustees (i.e., the Trustees of the Company who are neither officers of the Company nor affiliated with the Company), acting in the Company's capacity as sole general partner of the Operating Partnership, authorized the Operating Partnership to purchase an interest in the Property.

     The Property is 51-acres and has nearly one mile of beachfront and 462 guestrooms in 129 single-story villas. The Property is subject to a 50-year ground lease from the City of San Diego with 46 years currently remaining on the term. The Property is located in the heart of Mission Bay on Vacation Island, a 4,600-acre aquatic park in southwest San Diego County. The Property is minutes away from the San Diego International Airport and convenient to many major San Diego tourist attractions including Sea World, Old Town, Downtown San Diego, the San Diego Convention Center, Qualcomm Stadium and the San Diego Zoo.

     The Purchase Price was funded with proceeds from a borrowing under the Company's $200 million senior unsecured revolving credit facility from Societe Generale, Southwest Agency, The Bank of Montreal, Chicago Branch, and the other banks party thereto and from the proceeds of the sale of 112,458 common shares of beneficial interest, $.01 par value (the "Common Shares"), for $17.78438 per share to WestGroup, an affiliate of Noble House Hotels & Resorts ("Noble House"), which will operate the Property pursuant to the terms of a participating lease (the "Participating Lease").

     The Company based its determination of the Purchase Price on the expected cash flow, physical condition, location, competitive advantages and potential of improved revenues. The Company did not obtain an independent appraisal on the Property. The Property was operated prior to the acquisition as a resort hotel, and the Company expects to continue to operate it as a resort hotel.


ITEM 5. OTHER EVENTS

     In connection with the purchase of the Property, and as discussed in
Item 2, WestGroup, an affiliate of Noble House, acquired 112,458 Common Shares from the Company at a per share price of $17.78438. The purchase by WestGroup was a condition to the selection of Noble House as operator of the Property, and the Common Shares have been pledged to the Operating Partnership to secure Noble House's obligations under the Participating Lease. Such sale was made in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.




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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a) and (b) Financial Statements of Property Acquired and Pro Forma Financial Information

     The financial statements and pro forma financial information required by Item 7(a) and 7(b) are currently being prepared and it is therefor impracticable to provide this information on the date hereof. The Company will file the required financial statements and information under cover of Form 8-K/A as soon as practicable but in no event later than 60 days after the date on which the Form 8-K was required to be filed.

     (c)  Exhibits

     A list of exhibits is set forth in the Exhibit Index which immediately precedes the exhibits and which is incorporated by reference herein.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              LASALLE HOTEL PROPERTIES

Date: June 15, 1998           By:   /S/ JON E. BORTZ
                                    Jon E. Bortz
                                    President and
                                    Chief Executive Officer

                                EXHIBIT INDEX




Exhibit
Number            Description
----------        -----------

Exhibit 10.1      Purchase and Sale Agreement with Joint Escrow
Instructions, dated as of June 1, 1998, by and between VVH Resorts, Ltd. and LHO Mission Bay Hotel, L.P.


Exhibit 10.2 Subscription Agreement (with registration rights), dated as of May 28, 1998, by WestGroup San Diego Associates, Ltd.


Exhibit 10.3 Agreement of Limited Partnership, dated as of June 1, 1998, of LHO Mission Bay Hotel, L.P.


Exhibit 10.4 Lease Agreement, dated as of June 1, 1998, by and between LHO Mission Bay Hotel, L.P. and WestGroup San Diego Associates, Ltd.